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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Canterbury Park Holding Corporation on Form S-3 of our report dated March 7, 1997 appearing in the Annual Report on Form 10-KSB of Canterbury Park Holding Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                       /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
August 25, 1997